EXHIBIT 21
                                                      --------------------------
                                                      Subsidiaries of Registrant
                                                                1997
Parents of Registrant
       None

Registrant
       Texaco Inc.

The significant subsidiaries included in the consolidated financial statements of the Registrant are as follows:


                                                                   Organized
                                                                     under
                                                                  the laws of
                                                               -----------------
Four Star Oil and Gas Company                                     Delaware
Heddington Insurance Ltd.                                         Bermuda
MVP Production Inc.                                               Delaware
Refineria Panama, S.A.                                            Panama
S.A. Texaco Belgium N.V.                                          Belgium
Saudi Arabian Texaco Inc.                                         Delaware
TEPI Holdings Inc.                                                Delaware
TRMI Holdings Inc.                                                Delaware
Texaco Brazil S.A. - Produtos de Petroleo                         Brazil
Texaco Britain Limited                                            England
Texaco California Inc.                                            Delaware
Texaco Canada Petroleum Inc.                                      Canada
Texaco Caribbean Inc.                                             Delaware
Texaco Cogeneration Company                                       Delaware
Texaco Denmark Inc.                                               Delaware
Texaco Exploration and Production Inc.                            Delaware
Texaco International Trader Inc.                                  Delaware
Texaco Investments (Netherlands), Inc.                            Delaware
Texaco Limited                                                    England
Texaco Natural Gas Inc.                                           Delaware
Texaco Nederland B.V.                                             Netherlands
Texaco North Sea U.K. Company                                     Delaware
Texaco Overseas Holdings Inc.                                     Delaware
Texaco Panama Inc.                                                Panama
Texaco Pipeline Inc.                                              Delaware
Texaco Raffinaderij Pernis B.V.                                   Netherlands
Texaco Refining and Marketing Inc.                                Delaware
Texaco Refining and Marketing (East) Inc.                         Delaware
Texaco Trading and Transportation Inc.                            Delaware
Texaco Trinidad Inc.                                              Delaware
Texas Petroleum Company                                           New Jersey

Names of certain subsidiary companies are omitted because, considered in the aggregate as a single subsidiary company, they do not constitute a significant subsidiary company.